UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2011
FPIC INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA	1-11983	59-3359111
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204
(Address of Principal executive offices, including Zip Code)
(904) 354-2482
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 19, 2011, FPIC Insurance Group, Inc., a Florida corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger, dated May 23, 2011 (the “Merger Agreement”), by and among The Doctors Company, a California-domiciled reciprocal inter-insurance exchange (“TDC”), Fountain Acquisition Corp., a Florida corporation and wholly-owned subsidiary of TDC (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, the separate corporate existence of Merger Sub ceased, and the Company continued as the surviving corporation and as a wholly owned subsidiary of TDC (the “Merger”).
     On October 19, 2011, the Company notified The Nasdaq Global Select Market (“Nasdaq”) of the completion of the Merger and requested that trading in the Company’s common stock, par value $0.10 per share (the “Common Stock”), be suspended and that the Common Stock be withdrawn from listing on Nasdaq as of the close of market on October 19, 2011. Nasdaq is expected to file with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, to delist and deregister the Common Stock. As a result, the Common Stock will no longer be listed on Nasdaq. The Company will file a Form 15 with the SEC to terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and to suspend the reporting obligations of the Company under Section 15(d) of the Exchange Act.
Item 3.03 Material Modification to Rights of Security Holders.
     The information disclosed in Item 3.01 of this Current Report on Form 8-K is hereby incorporated by reference.
     Under the terms of the Merger Agreement, each share of Common Stock outstanding immediately prior to the effective time of the Merger, subject to certain exceptions described in the Merger Agreement, was converted into the right to receive $42.00 in cash, less any applicable withholding tax (the “Merger Consideration”). In addition, each unexercised outstanding option (each, a “Company Option”) immediately prior to the effective time of the Merger, other than those issued under the Company Employee Stock Purchase Plan (the “ESPP”), was cancelled in consideration of a cash payment equal to the product of (i) the total number of shares of Common Stock previously subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock previously subject to such Company Option. Each option issued under the ESPP was cancelled in consideration of a cash payment equal to (x) the Merger Consideration, multiplied by (y) 2011 payroll deductions under the ESPP, divided by (z) $30.71. Restricted shares were converted into the Merger Consideration at the effective time of the Merger and unpaid performance units were cancelled at the effective time of the Merger in consideration of a cash payment equal to the applicable payout percentage (determined as set forth in the Merger Agreement), multiplied by the Merger Consideration.
     The description of the Merger in Items 3.01 and 3.03 is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on May 24, 2011.
Item 5.01 Changes in Control of Registrant.
     The information disclosed in Items 3.01 and 3.03 of this Current Report on Form 8-K is hereby incorporated by reference.
     On October 19, 2011, upon the effective time of the Merger, the Company became a wholly owned subsidiary of TDC. The aggregate consideration paid by TDC in connection with the Merger was approximately $363 million in cash, funded from TDC’s internal resources. To the knowledge of the Company, except as set forth herein, there are no arrangements the operation of which may at a subsequent date result in a further change in control of the Company.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the Merger Agreement, on October 19, 2011 at the effective time of the Merger, all of the Company’s directors immediately prior to the Merger were replaced as directors of the Company by the directors of

Merger Sub immediately prior to the effective time. In addition, David McHale was appointed to the Company’s Board of Directors immediately following the effective time of the Merger.
     On October 19, 2011, John R. Byers, the Company’s President and Chief Executive Officer, Charles Divita, III, the Company’s Chief Financial Officer, T. Malcolm Graham, the Company’s General Counsel and Secretary, and Pamela D. Harvey, the Company’s Vice President — Controller, were removed as officers of the Company. Also on October 19, 2011, the Company appointed the following officers: Richard E. Anderson, as the President and Chief Executive Officer; David G. Preimesberger, as the Chief Financial Officer and Treasurer; Robert D. Francis, as the Chief Operating Officer; and David McHale, as the Secretary.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On October 19, 2011 at the effective time of the Merger, pursuant to the Merger Agreement, (i) the Articles of Incorporation of the Company were amended to read the same as the Articles of Incorporation of Merger Sub, except that the name of the Company remained FPIC Insurance Group, Inc. and certain indemnification and limitation of liability terms were added; and (ii) the Bylaws of the Company, as in effect immediately prior to the effective time of the Merger, were amended to read the same as the Bylaws of Merger Sub, except that certain indemnification and limitation of liability terms were added. Copies of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference in their entirety.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of FPIC Insurance Group, Inc.

3.2	Amended and Restated Bylaws of FPIC Insurance Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
October 19, 2011

FPIC INSURANCE GROUP, INC.
By:	/s/ Richard E. Anderson, M.D.
Richard E. Anderson, M.D.
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of FPIC Insurance Group, Inc.

3.2	Amended and Restated Bylaws of FPIC Insurance Group, Inc.